UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2010
____________________

TEL-INSTRUMENT ELECTRONICS CORP
(Exact name of registrant as specified in its charter)

New Jersey	33-18978	22-1441806
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

728 Garden St Carlstadt, New Jersey 07072	(201) 933-1600
(Address of principal executive offices)	(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 18, 2010 Tel-Instrument Electronics Corp (“Tel” or “Company announced that the NYSE Amex accepted its proposed plan to return to compliance with the minimum stockholder equity requirement by January 30, 2012. As previously reported, the Company was not in compliance with the Exchange’s requirement for continued listing of its shares under Section 1003(a)(ii) of the Exchange’s rules as its stockholders’ equity at March 31, 2010 was $3.85 million as compared to the $4.0 million minimum requirement. Based upon the information provided by the Company, the Exchange has determined that the Company has made a reasonable demonstration of its ability to regain compliance with Section 1009 of the Company Guide by January 30, 2012. Based on this, the Exchange will continue the listing of the Company.

The Exchange will periodically review the Company for compliance with the Plan. If the Company does not show progress consistent with the Plan, the Exchange Staff will review the circumstances and could commence delisting proceedings. The Company is confident that it will achieve its objectives and maintain its listing on the NYSE Amex.

A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

TEL-INSTRUMENT ELECTRONICS CORP

Date:	October 18, 2010	By:	/s/ Harold K. Fletcher
Harold K. Fletcher
Chairman and CEO

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